                                                                    EXHIBIT 4.39

                             EQUITY PLEDGE AGREEMENT

      THIS EQUITY PLEDGE AGREEMENT (this "PLEDGE AGREEMENT") is entered into as of November 25, 2003 by and between TIDEL TECHNOLOGIES, INC., a Delaware corporation ("PLEDGOR") and LAURUS MASTER FUND, LTD., a Cayman Islands company ("LAURUS").

                                    RECITALS

      WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "PURCHASE AGREEMENT") by and between Pledgor and Laurus, Pledgor agreed to sell and Laurus agreed to purchase the Purchaser Notes (as defined in the Purchase Agreement) and Pledgor agreed to issue to Laurus the Warrant (as defined in the Purchase Agreement) (the Purchase Agreement, the Purchaser Notes, the Warrant together with all documents, instruments and agreements executed in connection therewith, collectively, the "PURCHASE DOCUMENTS").

      WHEREAS, it is a condition precedent to the effectiveness of the Purchase Agreement and the obligations of Laurus thereunder that Pledgor shall have executed and delivered this Pledge Agreement in favor of Laurus.

      NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement.

      2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Secured Obligations (as defined in Section 3 hereof), Pledgor hereby pledges and assigns to Laurus, and grants to Laurus, a first priority security interest in any and all right, title and interest of Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "COLLATERAL"):

            (a) Pledged Capital Stock. 100% (or, if less, the full amount owned by Pledgor) of each class of the issued and outstanding stock owned by Pledgor of each Subsidiary set forth on Schedule 1 attached hereto together with the certificates (or other agreements or instruments), if any, representing such stock, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the shares of stock described in Section 2(b) and 2(c) below, the "PLEDGED CAPITAL STOCK"), including, but not limited to, the following:

                  (i) all shares or securities representing a dividend on any of the Pledged Capital Stock, or representing a distribution or return of capital upon or in respect of the Pledged Capital Stock, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Capital Stock; and

                  (ii) without affecting the obligations of Pledgor under any provision prohibiting such action hereunder or under any Purchase Document, in the event of any consolidation or merger involving the issuer of any Pledged Capital Stock and in which such issuer is not the surviving entity, all shares of each class of the stock of the successor entity formed by or resulting from such consolidation or merger.

            (b) Additional Interests. 100% (or, if less, the full amount owned by Pledgor) of each class of the issued and outstanding stock owned by Pledgor of any Person which hereafter becomes a Subsidiary, including, without limitation, the certificates, if any, representing such stock.

            (c) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

         Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that Pledgor may from time to time hereafter deliver additional shares of stock to Laurus as collateral security for the Secured Obligations. Upon delivery to Laurus, such additional shares of stock shall be deemed to be part of the Collateral of Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 1 is amended to refer to such additional shares.

      3. Security for Secured Obligations. The security interest created hereby in the Collateral of Pledgor constitutes continuing collateral security for all of the following (the "SECURED OBLIGATIONS"): All obligations owing by Pledgor to Laurus under the Purchaser Notes, (including, without limitation, interest accruing at the Contract Rate (as defined in the Purchaser Notes) after the occurrence of an Event of Default and interest accruing at the Contract Rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of Pledgor to Laurus, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Purchase Agreement, the Purchaser Notes, this Agreement, the other Purchase Documents or any other document made, delivered or given in connection therewith, or otherwise, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to Laurus that are required to be paid by Pledgor pursuant to the terms of the Purchase Agreement, the Purchaser Notes, this Agreement or any other Purchase Document).

      4. Delivery of the Collateral. Pledgor hereby agrees that:

            (a) Delivery of Certificates. Pledgor shall cause the delivery to Laurus (i) directly by its prior lender or promptly upon Pledgor's receipt from its prior lender, all certificates representing the Pledged Capital Stock of Pledgor and (ii) promptly upon the receipt thereof by or on behalf of Pledgor, all other certificates and instruments constituting Collateral of Pledgor. Prior to delivery to Laurus, all such certificates and instruments constituting Collateral of Pledgor shall be held in trust by Pledgor for the benefit of Laurus pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Schedule 2 attached hereto.

            (b) Additional Securities. If Pledgor shall receive by virtue of its being or having been the owner of any Collateral, any (i) stock certificate or other certificate representing stock, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or equity interests, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of Laurus, shall segregate it from Pledgor's other property and shall deliver it forthwith to Laurus in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Schedule 2, to be held by Laurus as Collateral and as further collateral security for the Secured Obligations.

            (c) Financing Statements. Pledgor authorizes Laurus to file such UCC or other applicable financing statements as may be reasonably requested by Laurus in order to perfect and protect the security interest created hereby in the Collateral of Pledgor.

      5. Representations and Warranties. Pledgor hereby represents and warrants to Laurus, that so long as any of the Secured Obligations remain outstanding or any Purchase Document is in effect:

            (a) Authorization of Pledged Capital Stock. The Pledged Capital Stock is duly authorized and validly issued, is fully paid and nonassessable and is not subject to the preemptive rights of any Person. All other shares of stock constituting Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

            (b) Title. Pledgor has good and indefeasible title to the Collateral of Pledgor and will at all times be the legal and beneficial owner of such Collateral free and clear of any Lien, other than Permitted Liens (as such term is defined in the Security Agreement dated as of the date hereof made by Pledgor and the Subsidiaries in favor of Laurus). Except with respect to Permitted Liens, there exists no "adverse claim" within the meaning of
      Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") with respect to the Pledged Capital Stock of Pledgor.

            (c) Exercising of Rights. To the best of Pledgor's knowledge, the exercise by Laurus of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting Pledgor or any of its property.

            (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any governmental authority or with the issuer of any Pledged Capital Stock is required either (i) for the pledge made by Pledgor or for the granting of the security interest by Pledgor pursuant to this Pledge Agreement or (ii) to the best of Pledgor's knowledge, for the exercise by Laurus of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

            (e) Security Interest/Priority. This Pledge Agreement creates a valid first priority security interest in favor of the Laurus, in the Collateral. The taking possession by Laurus of the certificates, if any, representing the Pledged Capital Stock and all other certificates and instruments constituting Collateral will perfect and establish the first priority of Laurus's security interest in the Pledged Capital Stock and, when properly perfected by filing or registration, in all other Collateral represented by such Pledged Capital Stock and instruments securing the Secured Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

      6. Covenants. Pledgor hereby covenants, that so long as any of the Secured Obligations remain outstanding or any Purchase Document is in effect, Pledgor shall:

            (a) Books and Records. Mark its books and records (and shall cause each issuer of the Pledged Capital Stock of Pledgor to mark its books and records) to reflect the security interest granted to Laurus, pursuant to this Pledge Agreement and the other Purchase Documents.

            (b) Defense of Title. Warrant and defend title to and ownership of the Collateral of Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Collateral of Pledgor or any interest therein, except as permitted under the Purchase Agreement.

            (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary and desirable or that Laurus may reasonably request in order to (i) perfect and protect the security interest created hereby in the Collateral of Pledgor (including without limitation any and all action necessary to satisfy Laurus that Laurus has obtained a first priority perfected security interest in any stock; (ii) enable Laurus to exercise and enforce its rights and remedies hereunder in respect of the Collateral of Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by Laurus, delivering to Laurus irrevocable proxies in respect of the Collateral of Pledgor.

            (d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Collateral of Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Collateral of Pledgor other than pursuant hereto or as may be permitted under the Purchase Agreement.

            (e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Collateral of Pledgor.

      7. Advances by Laurus. On failure of Pledgor to perform any of the covenants and agreements contained herein, Laurus may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as Laurus may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than a Permitted Lien), expenditures made in defending against any adverse claim (other than a Permitted Lien) and all other expenditures which Laurus may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by Pledgor promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Contract Rate. No such performance of any covenant or agreement by Laurus on behalf of Pledgor, and no such advance or expenditure therefor, shall relieve Pledgor of any default under the terms of this Pledge Agreement or the other Purchase Documents. Laurus may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

      8. Events of Default. The occurrence of an event which under the Purchaser Notes would constitute an Event of Default (as defined in the Purchaser Notes) shall be an event of default hereunder (an "EVENT OF DEFAULT").

      9. Remedies.

            (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, Laurus shall have, in respect of the Collateral of Pledgor, in addition to the rights and remedies provided herein, in the Purchase Documents or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

            (b) Sale of Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, Laurus may, in its sole discretion, sell or otherwise dispose of or realize upon the Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as Laurus may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, Laurus may in such event, bid for the purchase of such securities. Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to Pledgor, in accordance with the notice provisions of Section 12.7 of the Purchase Agreement at least ten (10) days before the time of such sale. Laurus shall not be obligated to make any sale of Collateral of Pledgor regardless of notice of sale having been given. Laurus may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, Pledgor recognizes that Laurus may deem it impracticable to effect a public sale of all or any part of the Pledged Capital Stock or any of the securities constituting Collateral and that Laurus may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that Laurus shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended. Pledgor further acknowledges and agrees that any offer to sell such securities which has been made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, as amended, and Laurus may, in such event, bid for the purchase of such securities.

            (d) Retention of Collateral. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, Laurus may, after providing the notices required by Section 9-620 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until Laurus shall have provided such notices, however, Laurus shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

            (e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which Laurus is legally entitled, Pledgor shall be liable for the deficiency, together with interest thereon at the Contract Rate, together with the costs of collection and the reasonable fees of any attorneys employed by Laurus to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

      10. Rights of Laurus.

            (a) Power of Attorney. In addition to other powers of attorney contained herein, Pledgor hereby designates and appoints Laurus, and each of its designees or agents as attorney-in-fact of Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

                  (i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral of Pledgor, all as Laurus may reasonably determine;

                  (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral of Pledgor and enforcing any other right in respect thereof;

                  (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as Laurus may deem reasonably appropriate;

                  (iv) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral of Pledgor;

                  (v) to direct any parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Laurus or as Laurus shall direct;

                  (vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral of Pledgor;

                  (vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral of Pledgor;

                  (viii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Laurus may deem reasonably appropriate;

                  (ix) to execute and deliver all assignments, conveyances,
            statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that Laurus may determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

                  (x) to exchange any of the Collateral of Pledgor or other
            property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral of

            Pledgor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as Laurus may determine;

                  (xi) to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Capital Stock of Pledgor into the name of Laurus or into the name of any transferee to whom the Pledged Capital Stock of Pledgor or any part thereof may be sold pursuant to
            Section 9 hereof; and

                  (xii) to do and perform all such other acts and things as
            Laurus may reasonably deem to be necessary, proper or convenient in connection with the Collateral of Pledgor.

      This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations remain outstanding or any Purchase Document is in effect. Laurus shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Laurus in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. Laurus shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on Laurus solely to protect, preserve and realize upon its security interest in Collateral.

            (b) Performance by Laurus of Pledgor's Obligations. If Pledgor fails to perform any agreement or obligation contained herein, Laurus itself may perform, or cause performance of, such agreement or obligation, and the expenses of Laurus incurred in connection therewith shall be payable by Pledgor pursuant to Section 24 hereof.

            (c) Assignment by Laurus . Subject to Section 12.2 of the Purchase Agreement, Laurus may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Laurus under this Pledge Agreement in relation thereto.

            (d) The Laurus's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by Laurus hereunder, Laurus shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral of Pledgor, and Laurus shall be relieved of all responsibility for Collateral upon surrendering it or tendering the surrender of it to the Pledgor. Laurus shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Laurus accords its own property, which shall be no less than the treatment employed by a reasonable and prudent person in the industry, it being understood that Laurus shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not

      Laurus has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

            (e) Voting Rights in Respect of the Collateral.

                  (i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, Pledgor may exercise any and all voting and other consensual rights pertaining to the Collateral of Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or any Purchase Document; and

                  (ii) Upon the occurrence and during the continuance of an
            Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i) of this subsection (e) shall cease and all such rights shall thereupon become vested in Laurus which shall then have the sole right to exercise such voting and other consensual rights.

            (f) Dividend Rights in Respect of the Collateral.

                  (i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, Pledgor may receive and retain any and all dividends (other than dividends and other distributions constituting Collateral which are addressed hereinabove) or interest paid in respect of the Collateral to the extent they are allowed under the Purchase Documents.

                  (ii) Upon the occurrence and during the continuance of an
            Event of Default:

                        (A) all rights of Pledgor to receive the dividends and
                  interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon be vested in Laurus which shall then have the sole right to receive and hold as Collateral such dividends and interest payments; and

                        (B) all dividends and interest payments which are
                  received by Pledgor contrary to the provisions of paragraph
                  (A) of this clause shall be received in trust for the benefit of Laurus, shall be segregated from other property or funds of Pledgor, and shall be forthwith paid over to Laurus as Collateral in the exact form received, to be held by Laurus as Collateral and as further collateral security for the Secured Obligations.

            (g) Release of Collateral. Laurus may release any of the Collateral from this Pledge Agreement or may substitute any of the Collateral for other Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien on all Collateral not expressly released or substituted.

      11. Application of Proceeds. Upon the occurrence of and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of any Collateral, when received by Laurus in cash or its equivalent, will be applied as follows: first, to all reasonable costs and expenses of Laurus (including without limitation reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of this Pledge Agreement and/or any of the other Purchase Documents; second, to the principal amount of the Secured Obligations; third, to such of the Secured Obligations consisting of accrued but unpaid interest and fees; fourth, to all other amounts payable with respect to the Secured Obligations; and fifth, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus. Pledgor shall remain liable to Laurus for any deficiency.

      12. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, Laurus employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Pledge Agreement or with respect to the Collateral, then Pledgor agrees to promptly pay upon demand any and all such reasonable documented costs and expenses incurred by Laurus, all of which costs and expenses shall constitute Secured Obligations hereunder.

      13. Continuing Agreement.

            (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any Purchase Document is in effect or any amounts payable thereunder shall remain outstanding. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and Laurus shall, upon the request and at the expense of Pledgor, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by Pledgor evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

            (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by Laurus as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by Laurus in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

      14. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 12.5 of the Purchase Agreement.

      15. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon Pledgor, its successors and assigns and shall inure, together with the rights and remedies of Laurus hereunder, to the benefit of Laurus and its successors and permitted assigns; provided, however, that Pledgor may not assign its rights or delegate its duties hereunder without the prior written consent of Laurus. To the fullest extent permitted by law, Pledgor hereby releases Laurus, and its successors and permitted assigns, from any liability for any act or omission relating to this Pledge Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of Laurus, or its officers, employees or agents.

      16. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 12.7 of the Purchase Agreement.

      17. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

      18. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

      19. Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF THE PURCHASE AGREEMENT RELATING TO CONSENT TO JURISDICTION AND WAIVER OF JURY TRIAL ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

      20. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      21. Entirety. This Pledge Agreement and the other Purchase Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Purchase Documents or the transactions contemplated herein and therein.

      22. Survival. All representations and warranties of Pledgor hereunder shall survive the execution and delivery of this Pledge Agreement and the other Purchase Documents and the delivery of the Purchaser Notes.

      23. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property owned by Pledgor), or by a guarantee, endorsement or property of any other Person, then Laurus shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and Laurus has the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies Laurus shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of Laurus's rights or the Secured Obligations under this Pledge Agreement or under any other of the Purchase Documents.

                  [Remainder of page intentionally left blank]

      Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:                                        TIDEL TECHNOLOGIES, INC.

                                                By: /s/ James T. Rash
                                                    ----------------------------
                                                Name: James T. Rash
                                                Title: CEO

LENDER:

                                                LAURUS MASTER FUND, LTD.

                                                By: /s/ Eugene Grin
                                                    ----------------------------
                                                Name: Eugene Grin
                                                Title: Director

                                   SCHEDULE 1

                                       to

                             Equity Pledge Agreement

                          Dated as of November __, 2003

                      In favor of Laurus Master Fund, Ltd.

                                    As Laurus

                                      Stock

                              Number of      Certificate
   Name of Subsidiary     Shares/ Interests     Number     Percentage Ownership
------------------------  -----------------  ------------  --------------------
Tidel Cash Systems, Inc                                    100% of the stock is
                                                           owned by Pledgor

Tidel Services, Inc                                        100% of the stock is
                                                           owned by Pledgor

[AnyCard International,
  Inc.]

                                   SCHEDULE 2

                                       to

                                Pledge Agreement

                          Dated as of November __, 2003

                      In favor of Laurus Master Fund, Ltd.

                             Irrevocable Stock Power

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of stock of _____________________, a ____________:

                     No. of Shares                       Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

                                          ___________________________________,

                                        a ___________________________________

                                        By: _________________________________

                                        Name: _______________________________

                                        Title: ______________________________